Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Danaher Corporation (Form S-8) pertaining to the Masimo Corporation 2017 Equity Incentive Plan, of our reports dated February 24, 2026, with respect to the consolidated financial statements of Danaher Corporation and the effectiveness of internal control over financial reporting of Danaher Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

June 8, 2026